Exhibit 99.1
COVANTA HOLDING CORPORATION REPORTS
FIRST QUARTER 2010 RESULTS;
2010 GUIDANCE AFFIRMED
FAIRFIELD, NJ, April 21, 2010 — Covanta Holding Corporation (NYSE:CVA) reported financial results today for the first quarter of 2010.
Anthony Orlando, President and CEO of Covanta noted that, “First quarter results were in-line with our expectations reflecting seasonal patterns of routine scheduled maintenance activity. During this period, the benefits of the recent Veolia acquisition and higher recycled metal prices were offset by anticipated declines relating to contract transitions. Looking ahead to the balance of the year, we remain very comfortable with our previously issued guidance, as we anticipate that lower energy prices will largely be offset by higher recycled metal prices. We also continue to pursue meaningful development of new Energy-from-Waste capacity and remain optimistic about our long-term prospects, particularly in Europe where regulations are quite supportive.”
For the three months ended March 31, 2010, consolidated operating revenues increased $58 million or 16% to $417 million, up from $359 million in the prior year comparative period.
Revenues from the Americas segment increased $44 million or 14% to $357 million, $42 million of which was related to the acquisition of new businesses. Existing business revenue increased by $2 million, with higher recycled metal pricing and construction revenue from the recently commenced Honolulu expansion project offset by lower waste and energy revenues resulting primarily from contract transitions.
International segment revenue increased $13 million or 32% to $55 million in the first quarter, while plant operating expenses experienced a similar increase. The increase in both revenues and plant operating expenses resulted primarily from increased fuel costs at our Indian facilities, partially offset by lower dispatch levels at those facilities.
Adjusted EBITDA was $82 million, flat with last year’s first quarter. Positive contributions from the Veolia acquisition of $7 million and increased recycled metals revenue of $6 million were offset by the negative effects of contract transitions, primarily at our Hempstead and Union County facilities.
Free Cash Flow was $86 million in the first quarter compared to $28 million in last year’s first quarter, driven primarily by reductions in net working capital, which we expect will normalize during the course of the year.

Covanta reported a loss of $0.05 per diluted share for the first quarter of 2010, compared to $0.00 per diluted share for the first quarter of 2009. The decrease in diluted earnings per share was driven by higher interest and non-cash expense associated with the Convertible Senior Notes issued in May 2009, as well as changes in equity earnings and minority interest expense. This result for the quarter was consistent with internal expectations and with the full year 2010 guidance range.
2010 Guidance
The Company reiterated its guidance for the following key metrics:
•	Free Cash Flow in the range of $300 million to $340 million;

•	Adjusted EBITDA of $520 million to $560 million; and

•	Diluted earnings per share of $0.55 to $0.75.
Conference Call Information
Covanta will host a conference call at 8:30 am (Eastern) on Thursday April 22, 2010 to discuss its results for the three months ended March 31, 2010. Prepared remarks will be followed by a question-and-answer session. To participate, please dial 877-806-3982 approximately 10 minutes prior to the scheduled start of the call and when prompted, enter the passcode 67038420. If you are calling from outside of the United States, please dial 702-928-7062 and use the same passcode. The conference call will also be web cast live on the Investor Relations section of the Covanta website at www.covantaholding.com.
A replay of the conference call will be available from 11:30 am (Eastern) on Thursday April 22, 2010 through midnight (Eastern) on Thursday April 29, 2010. To access the replay, please dial 800-642-1687 or, from outside of the United States, please dial 706-645-9291 and use the replay passcode 67038420. The webcast will also be archived on www.covantaholding.com and available for MP3 download.
About Covanta
Covanta Holding Corporation (NYSE:CVA), is an internationally recognized owner and operator of large-scale Energy-from-Waste and renewable energy projects and a recipient of the Energy Innovator Award from the U.S. Department of Energy’s Office of Energy Efficiency and Renewable Energy. Covanta’s 45 Energy-from-Waste facilities provide communities with an environmentally sound solution to their solid waste disposal needs by using that municipal solid waste to generate clean, renewable energy. Annually, Covanta’s modern Energy-from-Waste facilities safely and securely convert approximately 20 million tons of waste into more than 9 million megawatt hours of clean renewable electricity and create 10 billion pounds of steam that are sold to a variety of industries. For more information, visit www.covantaholding.com.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries,

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or general industry or broader economic performance in global markets in which Covanta operates or competes, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, the risk that Covanta may not successfully close its announced or planned acquisitions or projects in development and those factors, risks and uncertainties that are described in periodic securities filings by Covanta with the SEC. Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.
Contacts
Marisa F. Jacobs, Esq.
Vice President, Investor Relations and Corporate Communications
1-973-882-4196
Attachments

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Exhibit 1
Covanta Holding Corporation
Condensed Consolidated Statements of Income

	Three Months Ended
	March 31,
	2010	2009
	(Unaudited)
	(In thousands, except per share amounts)
Operating revenues
Waste and service revenues	$242,000	$206,269
Electricity and steam sales	149,246	141,869
Other operating revenues	25,549	10,622

Total operating revenues	416,795	358,760

Operating expenses
Plant operating expenses	304,226	256,042
Depreciation and amortization expense	49,922	51,498
Net interest expense on project debt	10,977	12,769
General and administrative expenses	26,189	25,515
Other operating expenses	23,510	9,744

Total operating expenses	414,824	355,568

Operating income	1,971	3,192

Other income (expense)
Investment income	586	1,028
Interest expense	(10,588)	(7,916)
Non-cash convertible debt related expense	(8,247)	(4,702)

Total other expenses	(18,249)	(11,590)

Loss before income tax benefit and equity in net income from unconsolidated investments	(16,278)	(8,398)
Income tax benefit	7,875	3,318
Equity in net income from unconsolidated investments	3,670	5,809

Net (Loss) Income	(4,733)	729

Less: Net income attributable to noncontrolling interests in subsidiaries	(2,500)	(1,380)

Net Loss Attributable to Covanta Holding Corporation	$(7,233)	$(651)

Loss Per Share:
Basic and Diluted	$(0.05)	$(0.00)

Weighted Average Shares	153,894	153,467

Exhibit 2
Covanta Holding Corporation
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended
	March 31,		Full Year
	2010	2009	Estimated 2010
	(Unaudited, in thousands)

Net (Loss) Income Attributable to Covanta Holding Corporation	$(7,233)	$(651)	$85,000 - $117,000

Depreciation and amortization expense	49,922	51,498	192,000 - 198,000

Debt service:
Net interest expense on project debt	10,977	12,769
Interest expense	10,588	7,916
Non-cash convertible debt related expense	8,247	4,702
Investment income	(586)	(1,028)

Subtotal debt service	29,226	24,359	127,000 - 121,000

Income tax benefit	(7,875)	(3,318)	61,000 - 71,000

Acquisition-related costs	235	—	—

Other adjustments:
Change in unbilled service receivables	10,803	4,700
Non-cash compensation expense	3,500	3,907
Other non-cash items	1,037	545

Subtotal other adjustments	15,340	9,152	49,000 - 43,000

Net income attributable to noncontrolling interests in subsidiaries	2,500	1,380	6,000 - 10,000

Total adjustments	89,348	83,071

Adjusted EBITDA	$82,115	$82,420	$520,000 - $560,000

Exhibit 3
Covanta Holding Corporation
Reconciliation of Cash Flow Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended
	March 31,		Full Year
	2010	2009	Estimated 2010
	(Unaudited, in thousands)
Cash flow provided by operating activities	$119,027	$51,395	$370,000 - $420,000
Acquisition-related costs	1,623	—	—
Debt service	29,226	24,359	127,000 - 121,000
Amortization of debt premium and deferred financing costs	169	1,178	7,000
Other (A)	(67,930)	5,488	16,000 - 12,000

Adjusted EBITDA	$82,115	$82,420	$520,000 - $560,000

(A)	This amount relates primarily to changes in working capital.
Exhibit 4

Covanta Holding Corporation Reconciliation of Cash Flow Provided by Operating Activities to Free Cash Flow

	Three Months Ended
	March 31,		Full Year
	2010	2009	Estimated 2010
	(Unaudited, in thousands)

Cash flow provided by operating activities	$119,027	$51,395	$370,000 - $420,000
Less: Maintenance capital expenditures (A)	(32,604)	(23,664)	(70,000) - (80,000)

Free Cash Flow	$86,423	$27,731	$300,000 - $340,000

Selected Uses of Free Cash Flow:
Principal payments on long-term debt	$(1,857)	$(1,675)
Principal payments on project debt, net of restricted funds used (B)	$(31,195)	$(38,493)
Distributions to partners of noncontrolling interests in subsidiaries	$(3,054)	$(3,716)
Acquisition of businesses, net of cash acquired	$(128,254)	$—
Acquisition of noncontrolling interests in subsidiary	$(2,000)	$—
Purchase of equity interests	$—	$(1,083)
Other investment activities, net	$(16,023)	$(6,804)

Purchases of property, plant and equipment:
Maintenance capital expenditures (A)	$(32,604)	$(23,664)
Capital expenditures associated with development projects	(2,862)	(2,114)
Capital expenditures associated with technology development	(1,720)	(446)
Capital expenditures — other	(796)	(609)

Total purchases of property, plant and equipment	$(37,982)	$(26,833)

(A)	Capital Expenditures primarily to maintain existing facilities. Purchase of property, plant and equipment is also referred to as Capital Expenditures.

(B)	Principal payments on project debt are net of restricted funds held in trust used to pay debt principal of $15.5 million and $4.3 million for the quarters ended March 31, 2010 and 2009, respectively. Principal payments on project debt excludes principal repayments on working capital borrowings relating to the operations of our Indian facilities of $0.7 million and $2.5 million for the quarters ended March 31, 2010 and 2009, respectively.

Discussion of Non-GAAP Financial Measures
To supplement our results prepared in accordance with United States generally accepted accounting principles (“GAAP”), we use the measures of Adjusted EBITDA and Free Cash Flow, which are non-GAAP measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow as described below, and used in the tables above, are not intended as a substitute and should not be considered in isolation from measures of financial performance or liquidity prepared in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.
We use a number of different financial measures, both GAAP and non-GAAP, in assessing the overall performance of our business. We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities of our most significant subsidiary, Covanta Energy Corporation, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. The presentations of Adjusted EBITDA and Free Cash Flow are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.
Adjusted EBITDA and Free Cash Flow should not be considered as an alternative to net income or an alternative to cash flow provided by operating activities as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP.
Adjusted EBITDA
The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis.
Under these credit facilities, Covanta Energy is required to satisfy certain financial covenants, including certain ratios of which Adjusted EBITDA is an important component. Compliance with such financial covenants is expected to be the principal limiting factor which will affect our ability to engage in a broad range of activities in furtherance of our business, including making certain investments, acquiring businesses and incurring additional debt. Covanta Energy was in compliance with these covenants as of March 31, 2010. Failure to comply with such financial covenants could result in a default under these credit facilities, which default would have a material adverse affect on our financial condition and liquidity.
These financial covenants are measured on a trailing four quarter period basis and the material covenants are as follows:
•	maximum Covanta Energy leverage ratio of 3.75 to 1.00 (which declines to 3.50 to 1.00 for quarterly periods after September 30, 2010), which measures Covanta Energy’s Consolidated Adjusted Debt (which is the principal amount of its consolidated debt less certain restricted funds dedicated to repayment of project debt principal and construction costs) to its Adjusted EBITDA (which for purposes of calculating the leverage ratio and interest coverage ratio, is adjusted on a pro forma basis for acquisitions and dispositions made during the relevant period); and

•	minimum Covanta Energy interest coverage ratio of 3.00 to 1.00, which measures Covanta Energy's Adjusted EBITDA to its consolidated interest expense plus certain interest expense of ours, to the extent paid by Covanta Energy.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the three months ended March 31, 2010 and 2009, reconciled for each such periods to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP.
Free Cash Flow
Free Cash Flow is defined as cash flow provided by operating activities less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our businesses, such as amounts available to make acquisitions, invest in construction of new projects or make principal payments on debt.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the three months ended March 31, 2010 and 2009, reconciled for each such periods to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP.